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                                                                     Exhibit 3.6


                            CERTIFICATE OF FORMATION

                                       OF

                              COUNSEL CONNECT, LLC

                                  -------------


         THIS CERTIFICATE OF FORMATION of COUNSEL CONNECT, LLC (the "Company") has been duly executed and is being filed by or on behalf of an authorized person to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

         1. Name. The name of the limited liability company formed hereby is Counsel Connect, LLC.

         2. Registered Office. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of August, 1997.

                                ALM HOLDINGS, LLC

                                By: /s/ Randall J. Weisenburger
                                    ----------------------------------
                                    Randall J. Weisenburger
                                    Chief Executive Officer